Exhibit 99.1

AMERICAN APPAREL NAMES GLENN A. WEINMAN GENERAL COUNSEL

LOS ANGELES, January 30, 2009 – American Apparel, Inc. (NYSE Alternext US: APP) today announced that Glenn A. Weinman will join American Apparel as Senior Vice President, General Counsel and Secretary, reporting to American Apparel CEO Dov Charney. Mr. Weinman will begin at American Apparel on February 17.

“I am excited to welcome such a seasoned professional to American Apparel’s executive team,” said Dov Charney, American Apparel’s CEO. “Glenn is an excellent addition to our company and will be a great fit with our fast-paced culture.”

Mr. Weinman, 53, was previously a partner at Dongell Lawrence Finney LLP, a California-based law firm, which he joined in 2006 and where he headed up the firm’s corporate and business transactions practice. In addition to his experience as an attorney in private practice with major national law firms, such as Stroock & Stroock & Lavan, Mr. Weinman has also served as general counsel for a number of companies, including Luminent, Inc., a Nasdaq-listed fiber optic component manufacturer acquired by MRV Communications, and Guess?, Inc., a NYSE-listed international apparel company. At Guess?, Mr. Weinman served as Vice President, General Counsel and Secretary from 1996 to 2000, and managed the legal, human resources, risk management, shareholder relations, and contractor compliance departments. Mr. Weinman was part of the executive team that managed the successful initial public offering of Guess? in 1996.

Mr. Weinman obtained his B.A. from the University of California at Los Angeles in 1978, and his J.D. from the University of Southern California Law Center in 1981. He also received a professional designation in human resources management from the University of California at Los Angeles in 2004.

Joyce Crucillo, who has served as American Apparel’s general counsel since the completion of the company’s merger with Endeavor Acquisition Corp. in December 2007, will become the company’s Chief Litigation Counsel and will continue to head the company’s trial team in all litigation matters. Mr. Charney continued, “The board of directors is very pleased with the job that Joyce has done in helping us in our transition to being a public company over the past two years. I am proud of the work she has done for our company and look forward to her continued involvement as a key member of American Apparel’s executive management team.”

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of December 31, 2008, American Apparel employed over 10,000 people and operated 260 retail stores in 19 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://store.americanapparel.net.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2007 Annual Report on Form 10-K.  Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Joseph Teklits / Jean Fontana
ICR
203-682-8200